PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO RULE NO. 424(b)(3)
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-96061


              [INTERNET ARCHITECTURE HOLDRS(SM) TRUST LOGO OMITTED]

                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
           ----------------------------------------------------       ------       ---------   --------------
           3Com Corporation                                            COMS            3           NASDAQ
           Adaptec, Inc.                                               ADPT            1           NASDAQ
           Apple Computer, Inc.                                        AAPL            2           NASDAQ
           Ciena Corporation                                           CIEN            2           NASDAQ
           Cisco Systems, Inc.                                         CSCO           26           NASDAQ
           Dell Inc.                                                   DELL           19           NASDAQ
           EMC Corporation                                             EMC            16            NYSE
           Extreme Networks, Inc.                                      EXTR            2           NASDAQ
           Foundry Networks, Inc.                                      FDRY            1           NASDAQ
           Gateway, Inc.                                               GTW             2            NYSE
           Hewlett-Packard Company                                     HPQ          22.2225         NYSE
           International Business Machines Corporation                 IBM            13            NYSE
           Juniper Networks, Inc.                                      JNPR            2           NASDAQ
           McDATA Corporation                                         MCDTA         0.58891        NASDAQ
           Network Appliance, Inc.                                     NTAP            2           NASDAQ
           Roxio Inc.                                                  ROXI         0.1646         NASDAQ
           Sun Microsystems, Inc.                                      SUNW           25           NASDAQ
           Sycamore Networks, Inc.                                     SCMR            2           NASDAQ
           Unisys Corporation                                          UIS             2            NYSE
           Veritas Software Corporation                               VRTSE          0.893         NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2004.